EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-32264 and No. 33-23882) and the Registration Statements on Form S-8 (No. 33-62148 and 333-13025) of Morgan Products Ltd. of our report dated February 4, 1998, appearing in this Form 10-K.





PRICE WATERHOUSE LLP
Milwaukee, Wisconsin
March 27, 1998